UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	(Commission File Number)	74-2421034
(State or other jurisdiction of incorporation)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective December 31, 2008, Guaranty Financial Group Inc. (the "Company") sold its wholly-owned subsidiary, Guaranty Insurance Services, Inc. to JLT Insurance Agency Holdings, Inc. for approximately $40 million. The sale will allow the Company to reduce costs and to focus on its core businesses in retail and commercial banking. There are no outstanding regulatory contingencies to the sale. The sale does not affect the Company's non-deposit investment product line of business, which operates through the Guaranty Bank network of retail branches. At the time of the sale, Guaranty Insurance Services, Inc. employed approximately 250 employees in its Texas and California offices. During the nine months ended September 30, 2008, revenue and expense related to Guaranty Insurance Services, Inc. was $33 million and $35 million, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: January 2, 2009	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President, General Counsel and Secretary